                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant   [X]   Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                           PRENTISS PROPERTIES TRUST
         (Name of Registrant as Specified In Its Declaration of Trust)

                           PRENTISS PROPERTIES TRUST
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.
[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)    Title of each class of securities to which transaction applies:

     2)    Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)    Proposed maximum aggregate value of transaction:

     5)    Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)    Amount Previously Paid:

     2)    Form, Schedule or Registration Statement No.:

     3)    Filing Party:

     4)    Date Filed:

PRENTISS PROPERTIES TRUST
3890 West Northwest Highway, Suite 400
Dallas, Texas 75220


March 31, 1998

Dear Shareholder:

Your Board of Trustees joins me in extending an invitation to attend the 1998 Annual Meeting of Shareholders which will be held on Tuesday, May 5, 1998 at the Embassy Suites Hotel, 3880 West Northwest Highway, Dallas, Texas 75220. The meeting will start promptly at 12:00 Noon, local time.

We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business. There will also be important items which are required to be acted upon by shareholders.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.


Very sincerely yours,


Michael V. Prentiss
Chairman of the Board and
Chief Executive Officer

                           PRENTISS PROPERTIES TRUST
                          3890 WEST NORTHWEST HIGHWAY
                              DALLAS, TEXAS 75220

                           ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1998

                             ------------------------

     NOTICE IS HEREBY GIVEN, that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Prentiss Properties Trust (the "Company") will be held on Tuesday, May 5, 1998 at the Embassy Suites Hotel at 3880 W. Northwest Highway, Dallas, Texas 75220 at 12:00 Noon, local time, for the following purposes:

     1. To elect two Class II trustees and one Class I trustee of the Company to serve until the 2001 and 2000 Annual Meetings of Shareholders, respectively, and until the respective successor of each is duly elected and qualified;

     2. To approve an amendment to the Company's 1996 Share Incentive Plan (the "1996 Plan") to, among other things, increase the number of the Company's common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), subject to issuance under the Plan by 1,520,000 shares;

     3. To approve an amendment to the Company's Trustees' Share Incentive Plan (the "Trustees Plan") to increase the annual compensation to the Independent Trustees from $10,000 per year, paid in Common Shares, to $20,000 per year, paid in Common Shares, and to provide for the annual grant to the Independent Trustees of 5,000 options to purchase Common Shares.

     4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting be postponed.

     The Board of Trustees has fixed the close of business on March 19, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only holders of record of the Company's Common Shares at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Trustees, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Shareholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

BY ORDER OF THE BOARD OF TRUSTEES

GREGORY S. IMHOFF
Secretary
Dallas, Texas
March 31, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED . IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, INCLUDING BY VOTING IN PERSON AT THE MEETING, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           PRENTISS PROPERTIES TRUST
                     3890 W. NORTHWEST HIGHWAY, SUITE 400
                              DALLAS, TEXAS 75220

              ---------------------------------------------------

                                 PROXY STATEMENT

              ---------------------------------------------------


                                 GENERAL INFORMATION
                    FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 5, 1998

                                                                  March 31, 1998

     This Proxy Statement and the accompanying Form of Proxy and Notice of Annual Meeting is provided in connection with the solicitation of proxies by the Board of Trustees of Prentiss Properties Trust, a Maryland real estate investment trust (the "Company"), for use at the annual meeting of shareholders to be held at the Embassy Suites Hotel, 3880 W. Northwest Highway, Dallas, Texas 75220, on Tuesday, May 5, 1998 at 12:00 Noon, local time (the "Annual Meeting") and any adjournments thereof. The mailing address of the principal executive offices of the Company is 3890 W. Northwest Highway, Suite 400, Dallas, Texas 75220. This Proxy Statement and the Proxy Form and Notice of Annual Meeting, all enclosed herewith, are first being mailed to the shareholders of the Company on or about March 31, 1998.

The Company

     The Company is a self-administered and self-managed real estate investment trust that acquires, owns, manages, leases, develops and builds office and industrial properties throughout the United States. The Company operates principally through Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership") and its subsidiaries, and Prentiss Properties Limited, Inc. (the "Manager") (collectively referred to herein as the "Company"). As of March 1, 1998, the Company owned interests in a diversified portfolio of 229 primarily suburban Class A office and suburban industrial properties containing approximately 19.9 million net rentable square feet. The properties are located in 18 major U.S. markets and consist of 98 office buildings (the "Office Properties") containing approximately 10.4 million net rentable square feet and 131 industrial buildings (the "Industrial Properties" and together with the Office Properties, the "Properties") containing approximately 9.4 million net rentable square feet. As of March 1, 1998, the Office Properties were approximately 96% leased to approximately 850 tenants and the Industrial Properties were approximately 94% leased to approximately 400 tenants. The Company manages approximately 48.7 million net rentable square feet in 485 office and industrial properties in 23 U.S. markets that are owned by the Company and by third parties and that are leased to approximately 3,000 tenants. The Company also has six office properties and four industrial properties under development, which together will contain approximately 1.3 million net rentable square feet.

The Proxy

     The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and the accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company, will be borne by the Company.

     The shareholder of record giving the proxy has the power to revoke it either by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by attending the Annual Meeting and voting in person. The proxy will be voted as specified by the shareholder in the spaces provided on the Proxy Form or, if no specification is made, it will be voted in favor of the proposals. In voting by proxy in regard to the election of two Class II trustees and one Class I trustee to serve until the 2001 and 2000 annual meetings of shareholders or until the successor of each is duly elected and qualified, shareholders may vote in favor of all of the nominees or withhold their votes as to any nominee ("Proposal One"). Shareholders may not abstain with respect to the election of trustees. With regard to the proposals to amend the Company's 1996 Share Incentive Plan (the "1996 Plan") ("Proposal Two") and to amend the Company's Trustee's Plan ("Proposal Three"), shareholders may vote in favor of the proposal, against the proposal or abstain from voting with respect to the proposal.

     Management of the Company requests that each shareholder promptly vote, sign and return a proxy card as soon as possible. Beneficial owners of the Company's Common Shares held in the name of a broker or other intermediary may vote and revoke a previous vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

     Each outstanding share of the Company's Common Shares is entitled to one vote. Only shareholders of record at the close of business on March 19, 1998 (the "Shareholders") will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. At the close of business on March 19, 1998, the Company had outstanding 39,861,270 Common Shares.

Required Vote

     Under Maryland law and the Company's Declaration of Trust and Bylaws, if a majority of the votes entitled to be cast are present at the Annual Meeting, in person or by proxy, so as to constitute a quorum (1) with respect to Proposal One concerning the election of the Class II trustees, a plurality of all the votes cast will elect each nominee for trustee and (2) with respect to Proposals Two and Three, if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal, the proposal will be approved. Shareholders may not abstain from voting with respect to the election of trustees.

     No specific provisions of Maryland law or the Company's Declaration of Trust or Bylaws address the issue of abstentions or broker non-votes. Abstentions will not be counted "for" or "against" proposals, but abstentions will be counted for the purpose of determining the existence of a quorum. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner of the shares. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a "broker non-vote." "Broker non-votes" will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum. Because the election of trustees is a routine matter for which specific instructions from beneficial owners will not be required, no "broker non-votes" will arise in the context of the proposal relating to the election of trustees. Votes "withheld" from a trustee-nominee also have the effect of a negative vote since a plurality of the shares cast at the Annual Meeting is required for the election of each director.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL ONE,
                                                         ---
PROPOSAL TWO, AND PROPOSAL THREE.

              BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON SHARES

Security Ownership of Certain Beneficial Owners

     The following table sets forth information, as of March 19, 1998, regarding each person known to the Company to be the beneficial owner of more than five percent (5%) of its Common Shares. Unless otherwise indicated, such Common Shares are owned directly and the indicated person has sole voting and investment power with respect thereto.


                                           Amount and
                                           Nature of
   Name and Address                        Beneficial    Percent of
   Of Beneficial Owner                     Ownership       Class/(a)/
   ------------------------------------  --------------  -----------

  Scudder Kemper Investments, Inc.        2,000,000/(b)/    5.02%
  345 Park Avenue
  New York, New York 10154

  (a) Based on 39,861,270 Common Shares outstanding as of March 19, 1998.
  (b) Based solely upon information contained in the Schedule 13G/A, filed with the SEC on February 12, 1998.

Security Ownership of Management and Certain Beneficial Owners

  The following table sets forth the beneficial ownership of Common Shares as of March 19, 1998, by (i) each person who is a trustee or executive officer of the Company and (ii) the trustees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power.

                                             Number of Shares
                                             ----------------
                                              Beneficially       Percent of All
                                             -------------       --------------
      Name of Beneficial Owner                   Owned(1)     Common Shares (1)
-----------------------------------------       ---------     -----------------

Michael V. Prentiss (2)...................      1,679,853             4.21%

Thomas F. August (3)......................        220,653                *

Thomas J. Hynes, Jr.(4)...................          1,471                *

Barry J.C. Parker (4).....................          5,471                *

Dr. Leonard Riggs, Jr. (4)................          7,971                *

Ronald G. Steinhart (4)...................          5,471                *

Lawrence A. Wilson (4)....................            471                *

Dennis J. DuBois (5)......................        141,809                *

Richard J. Bartel (6).....................         14,531                *

Mark R. Doran (7).........................         10,400                *

Lawrence J. Krueger (6)...................         19,500                *

David Robertson (8).......................         18,014                *

Robert K. Wiberg (9)......................          6,960                *
                                                ---------       ----------
All Trustees and executive
  officers (13  persons)  ................      2,132,575             5.35%


*   Less than 1%.

(1) Assumes that all units of the partnership interest in the Operating Partnership ("Units") held by the person are redeemed for Common Shares. The total number of Common Shares outstanding used in calculating the percentage of all Common Shares and Units assumes that all of the Units held by other persons are redeemed for Common Shares.

(2) Excludes 586,762 Common Shares issuable upon the exercise of options granted under the 1996 Plan, 386,762 of which vest in equal installments on each of the first three anniversaries of the date of the grant and 200,000 which vest in equal installments on each of the third, fourth and fifth anniversaries of the date of grant. Includes Units redeemable for 336,000 Common Shares which are held in a trust of which Mr. Prentiss is a trustee, and of which Mr. Prentiss disclaims beneficial ownership. Includes Units redeemable for 262,733 Common Shares.

    Excludes 881,095 Common Shares owned by certain Grantor Retained Annuity Trusts, of which Mr. Prentiss does not have beneficial ownership.

(3) Excludes 323,944 Common Shares issuable upon the exercise of options granted under the 1996 Plan, 173,944 of which vest in equal installments on each of the first three anniversaries of the date of the grant and 150,000 which vest in equal installments on each of the third, fourth and fifth anniversaries of the date of grant. Includes Units redeemable for 88,576 Common Shares. Excludes 114,468 Common Shares owned by certain Grantor Retained Annuity Trusts, of which Mr. August does not have beneficial ownership.

(4) The Independent Trustees receive a fee of $20,000 per year payable quarterly in Common Shares and 5,000 share options which vest immediately. The table does not include the shares to be issued as of April 1, 1998, and excludes 10,000 Common Shares issuable upon the exercise of options granted under the Trustees' Plan, which vest in equal installments over a four-year period on the anniversary date of the grant. Includes 5,000 Common Shares issuable upon the exercise of options granted under the Trustee's Plan on February 6, 1998, which were fully vested.

(5) Excludes 64,366 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant. Includes Units redeemable for 58,274 Common Shares. Excludes 63,258 Common Shares owned by certain Grantor Retained Annuity Trusts, of which Mr. DuBois does not have beneficial ownership.

(6) Excludes 125,000 and 85,000 Common Shares for Mr. Krueger and Mr. Bartel, respectively, issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.

(7) Excludes 75,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.

(8) Excludes 50,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.

(9) Excludes 100,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.


                      PROPOSAL ONE - ELECTION OF TRUSTEES

Nominees for Election as Trustees

     The Company's Declaration of Trust divides the Board of Trustees into three classes as nearly equal in number as possible, with each class serving a term of three years. One class of trustees is elected by a majority of the shareholders of the Company at each annual meeting. The Board of Trustees has set at seven the number of trustees constituting the current Board of Trustees, three of whom will be elected at the Annual Meeting.

     The Company has no Nominating Committee of its Board of Trustees, with the entire Board of Trustees acting in such a capacity. The Board of Trustees has nominated two of the present Class II trustees, Dr. Leonard M. Riggs, Jr. and Ronald G. Steinhart, to serve as Class II trustees for a three-year term expiring at the Company's annual meeting in 2001 and one of the present Class II trustees, Thomas F. August, to serve as a Class I trustee for a two-year term expiring at the Company's annual meeting in 2000. The remaining members of the Board of Trustees will continue as members thereof until their respective terms expire, as indicated below, or until their successors are elected and qualified.

     If any nominee becomes unavailable or unwilling to serve the Company as a trustee for any reason, the persons named as proxies in the Proxy Form are expected to consult with management of the Company in voting the shares represented by them. The Board of Trustees has no reason to doubt the availability of the nominees, and each has indicated his willingness to serve as a trustee of the Company if reelected by the shareholders at the Annual Meeting.

--------------------------------------------------------------------------------


                   NOMINEES FOR ELECTION AS CLASS II TRUSTEE
                             (TERM EXPIRING 2001)

--------------------------------------------------------------------------------

  DR. LEONARD M. RIGGS, JR., age 55, serves as an Independent Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Dr. Riggs is Chief Executive Officer of EmCare, a publicly-held physician practice management company specializing in emergency medicine. Dr. Riggs founded EmCare Holdings, Inc. as Emergency Health Service Associates in 1972. Dr. Riggs has also served as the Director of Emergency Medicine at Baylor University Medical Center since 1974. Dr. Riggs is past president of the American College of Emergency Physicians and is a director and member of the compensation committee of American Oncology Resources, Inc. He holds a B.S. degree from Centenary College of Shreveport, Louisiana and an M.D. degree from the University of Texas Southwestern Medical School in Dallas, Texas.

Committees:  Audit and Compensation


  RONALD G. STEINHART, age 57, serves as an Independent Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Mr. Steinhart is Chairman and Chief Executive Officer of Banc One Corporation Commercial Banking Group and has served in that capacity since January 1997. Previously, Mr. Steinhart was Chairman and Chief Executive Officer of Bank One Texas, N.A. and served in that capacity since 1995. He was also appointed as Regional Executive for Banc One Corporation's operations in Oklahoma, Arizona, Colorado and Utah in 1995. Prior to 1995, Mr. Steinhart served as President and Chief Operating Officer of Bank One Texas, N.A. to which he was appointed in 1992 in connection with the merger of Team Bank into Bank One Texas, N.A. Prior to that merger, Mr. Steinhart served as Chairman and Chief Executive Officer of Team Bank, which he founded as Deposit Guaranty Bank in 1988. Mr. Steinhart served as President and Chief Operating Officer of InterFirst Corporation from 1981 to 1987. Prior to joining InterFirst Corporation in 1980, Mr. Steinhart organized investors to charter and purchase six banks. Mr. Steinhart holds a B.B.A. degree in accounting and a M.B.A. in finance from the University of Texas in Austin. He is also a Certified Public Accountant.

Committees:  Audit

--------------------------------------------------------------------------------


                    NOMINEE FOR ELECTION AS CLASS I TRUSTEE
                             (TERM EXPIRING 2000)

--------------------------------------------------------------------------------


  THOMAS F. AUGUST, age 49, serves as President and Chief Operating Officer and Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Mr. August has served as President and Chief Operating Officer of PPL since 1992. From 1987 to 1992, Mr. August served as Executive Vice President and Chief Financial Officer of PPL. From 1985 to 1987, Mr. August served in executive capacities with Cadillac Urban. Prior to joining Cadillac Urban in 1985, Mr. August was Senior Vice President of Finance for Oxford Properties, Inc., in Denver, Colorado, an affiliate of a privately-held Canadian real estate firm. Previously, he was a Vice President of Citibank, responsible for real estate lending activities in the upper Midwest. Mr. August holds a B.A. degree from Brandeis University and an M.B.A. degree from Boston University.

Committees:  None

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL ONE.
                                                         ---

Committees and Meetings of the Board of Trustees

     Trustee Meetings. The business of the Company is under the general management of its Board of Trustees as required by the Company's Declaration of Trust, Bylaws and the laws of Maryland, the Company's state of formation. Nominations of persons for election to the Board of Trustees may be made at an annual meeting of shareholders (i) pursuant to the Trust's notice of meeting,
(ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in the Company's Bylaws, who is entitled to vote at the meeting and who complied with the notice procedures set forth in the Company's Bylaws. Only such persons who are nominated in accordance with the procedures set forth in the Company's Bylaws shall be eligible to serve as Trustees. The Company's Declaration of Trust requires that a majority of the Company's trustees must not be officers or employees of the Company or affiliates of any subsidiary of the Company or any partnership which is an affiliate of the Company ("Independent Trustees"). There are presently seven trustees, including five Independent Trustees. The Board of Trustees held nine meetings during 1997, and all of the Trustees attended at least 75% of those meetings.

     The Board of Trustees presently has an Audit Committee and a Compensation Committee. The Board of Trustees has no standing Nominating Committee and the entire Board acts in such capacity. The Board may, from time to time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Trustees.

     Audit Committee. The Board of Trustees has established an Audit Committee which currently consists of the three Independent Trustees, Messrs. Steinhart, Riggs, and Parker. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings during 1997 and all of the Committee Trustees attended each of those meetings.

     Compensation Committee. The Board of Trustees has established a Compensation Committee which currently consists of Messrs. Riggs, Wilson and Hynes, who are Independent Trustees. The Compensation Committee determines compensation for the Company's executive officers, establishes salaries of and awards of performance-based bonuses to the Company's executive officers, and determines awards of restricted shares and grants of share options under the Company's share plans. The Compensation Committee held two meetings during 1997, and all of its members attended those meetings.



                 TRUSTEES, EXECUTIVE OFFICERS AND COMPENSATION

Trustees and Executive Officers of the Company

     The following table sets forth certain information with respect to the Trustees and executive officers of the Company. The Board of Trustees currently consists of seven members, five of whom are Independent Trustees.

           Name              Age                    Position
---------------------------  ---  --------------------------------------------

Michael V. Prentiss           54  Chief Executive Officer and Chairman of the
                                  Board of Trustees (Term
                                  will expire in 1999)
Thomas F. August              49  President, Chief Operating Officer and
                                  Trustee (Term will expire in 1998)*
Thomas J. Hynes, Jr.          58  Independent Trustee (Term will expire in
                                  1999)
Barry J. C. Parker            50  Independent Trustee (Term will expire in
                                  1999)
Dr. Leonard M. Riggs, Jr.     55  Independent Trustee (Term will expire in
                                  1998)*
Ronald G. Steinhart           57  Independent Trustee (Term will expire in
                                  1998)*
Lawrence A. Wilson            62  Independent Trustee (Term will expire in
                                  2000)
Dennis J. DuBois              52  Executive Vice President and Managing
                                  Director, Southwest Region
Richard J. Bartel             47  Executive Vice President--Financial
                                  Operations and Administration, and
                                  Chief Operating Officer--Property Management
Mark R. Doran                 43  Executive Vice President and Chief
                                  Financial Officer
Lawrence J. Krueger           42  Executive Vice President and Managing
                                  Director, Midwest Region
Robert K. Wiberg              41  Executive Vice President and Managing
                                  Director, Mid-Atlantic and Southeast Regions
David C. Robertson            40  Senior Vice President and Managing
                                  Director, Western Region


     *Messrs. August, Riggs and Steinhart have been nominated for re-election at the Annual Meeting on May 5, 1998.

     The following are biographical summaries of the executive officers of the Company and the Trustees not standing for re-election:

     Michael V. Prentiss, age 54, serves as Chairman of the Board and Chief Executive Officer of the Company and has served in such capacity since the Company's formation in October 1996. Mr. Prentiss, the founder of PPL, has over 26 years experience in real estate development, acquisitions, and investment management and has acquired or developed properties with an aggregate value in excess of $4 billion. From 1987 to 1992, he served as President and Chief Executive Officer of PPL, and since 1992, he has served as its Chairman and Chief Executive Officer. From 1978 to 1987, Mr. Prentiss served as President of Cadillac Urban, Executive Vice President and member of the Board of Trustees of Cadillac Fairview, and a member of Cadillac Fairview's Executive Committee. Cadillac Urban was the largest business unit of Cadillac Fairview, responsible for all of its office, mixed-use and suburban office park development activity in the U.S. and Canada. Prior to 1978, Mr. Prentiss was President of Ackerman Development Company. Mr. Prentiss is a Baker Scholar graduate of Harvard Graduate School of Business Administration. He holds a Bachelor of Science degree in Civil Engineering and a B.A. degree in Business Administration from Washington State University.

     Thomas J. Hynes, Jr., age 58, serves as an Independent Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Mr. Hynes, Jr. is President and Chief Executive Officer of Meredith & Grew Incorporated, a Boston-based real estate brokerage firm, and has served in that capacity since 1988. Mr. Hynes, Jr. has been employed by Meredith & Grew Incorporated since 1965 in which time he has held various offices. Mr. Hynes, Jr. holds a B.A. degree from Boston College.

     Barry J. C. Parker, age 50, serves as an Independent Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Mr. Parker is the President and Chief Executive Officer of Luby's Cafeteria, Inc. a national chain of restaurants. Mr. Parker is also a past Chairman of the Board, President and Chief Executive Officer of County Seat, Inc., a nationwide chain of 750 specialty apparel stores. Prior to joining County Seat, Inc. in 1985, Mr. Parker worked for the Children's Place, Inc. for 10 years and held various offices with that company including Senior Vice President and Chief Financial Officer, and Vice President and General

Merchandising Manager. Mr. Parker worked for Federated Department Stores, Inc. prior to 1975 and held various management positions with that company's F&R Lazarus Department Store division. Mr. Parker holds a B.A. degree from Washington University in St. Louis and an M.B.A. degree from the University of Pennsylvania's Wharton School of Finance and Commerce.

     Lawrence A. Wilson, age 62, currently serves as an Independent Trustee of the Company and has served in such capacity since the Company's formation in October 1996. Mr. Wilson is President and Chief Executive Officer of HCB Contractors, a construction and project management company that is a subsidiary of the Beck Group. Mr. Wilson also serves as a director of TU Electric. Mr. Wilson holds a L.L.B. degree from the Woodrow Wilson College of Law in Atlanta, Georgia and is a graduate of the Emory University Advanced Management Program.

     Dennis J. DuBois serves as Executive Vice President and the Managing Director of the Company's Southwest Region. He is also responsible for development and construction activities for the approximately 1.6 million square foot Park West Office Park, and Park West Commerce Center, a 366-acre industrial park, both in suburban Dallas. Mr. DuBois served as Executive Vice President of PPL since 1994 and from 1987 to 1993 as its General Counsel. He has more than 22 years of real estate experience in acquisitions, development and leasing of major buildings and mixed-use urban properties. Beginning in 1981, Mr. DuBois served as General Counsel for Cadillac Urban. Before joining Cadillac Urban in 1981, Mr. DuBois was a partner in a prominent Baltimore law firm. Mr. DuBois holds a B.A. degree from the University of Massachusetts and a J.D. from the University of Maryland Law School. He is a member of the Order of the Coif and a member of the Bar in the state of Maryland.

     Richard J. Bartel serves as Executive Vice President--Financial Operations and Administration and Chief Operating Officer--Property Management of the Company. Since 1995, Mr. Bartel has served in similar capacities for PPL, overseeing its property management business, including quality control, management training and day-to-day operations. He also directs financial operations and administration, including accounting and reporting, taxes, insurance and human resources. Mr. Bartel served as Senior Vice President of Financial Operations of PPL from 1989 to 1995, Vice President of Financial Operations of PPL from 1987 to 1989 and Vice President of Financial Operations of Cadillac Urban from 1986 to 1987. Mr. Bartel holds a B.S. degree in Accounting from the University of Illinois and a Masters in Management from Northwestern University's Kellogg Graduate School of Management. He is also a Certified Public Accountant and a Certified Commercial Investment Manager.

     Mark R. Doran serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Doran is responsible for securing interim and long-term financing and establishing and maintaining relationships with project financing sources. In 1992 and 1993, Mr. Doran served as Senior Vice President and Treasurer of PPL, and in 1990 and 1991 he served as its Vice President and Treasurer. Prior to joining PPL in 1990, Mr. Doran served as Senior Vice President for Lincoln Property Company, where he was responsible for the financing of Lincoln's commercial projects throughout the United States. Mr. Doran holds an M.B.A. degree and a B.B.A. degree in Accounting from Baylor University and is a member of the Urban Land Institute.

     Lawrence J. Krueger serves as Executive Vice President and the Managing Director of the Company's Midwest region. Mr. Krueger has served in that capacity for PPL since 1994. He also has primary responsibility for the development and construction of the 525-acre Continental Executive Parke office and light industrial complex in suburban Chicago. He served as Senior Vice President--Development of PPL from 1990 to 1994, Vice President--Development of PPL from 1987 to 1990 and Vice President--Development Cadillac Urban from 1986 to 1997. Mr. Krueger holds a B.A. degree in Business from Indiana University and a Masters degree in Urban Land Economics and Real Estate Investment Analysis from the University of Wisconsin, Madison. He is a member of the National Association of Industrial and Office Parks, the Industrial Development Research Council and the Japan-American Society of Chicago.

     Robert K. Wiberg serves as Executive Vice President and the Managing Director of the Company's Mid-Atlantic and Southeast regions. Mr. Wiberg has served as a Senior Vice President and Managing Director of PPL since 1995 and a Vice President for Development and Acquisitions since 1990. Prior to joining Cadillac Fairview in 1984, Mr. Wiberg was employed by Coldwell Banker in its Los Angeles office. As Vice President of Development and Acquisitions, Mr. Wiberg was responsible for PPL's development in Washington, D.C. and Northern Virginia, including the Fairview Park project. Mr. Wiberg holds an M.B.A. degree from the University of California, at

Berkeley; a Masters degree in City and Regional Planning from Harvard University, and a B.A. degree from Cornell University.

     David C. Robertson serves as Senior Vice President and the Managing Director of the Company's Western region. Mr. Robertson has served as a Senior Vice President and Managing Director of PPL since 1995, a Vice President since 1993 and a General Manager since 1990. From 1986 to 1990, he worked in various capacities for Cadillac Fairview. Before joining Cadillac Fairview in 1986, Mr. Robertson was responsible for the management of various properties for Gerald D. Hines Interests and Henry S. Miller Management Corporation in Dallas. Mr. Robertson holds a California Real Estate License, and is a candidate for the Certified Property Manager designation from the Institute of Real Estate Management. He received a B.S. in banking and finance from Mississippi State University, and is actively involved in the Institute of Real Estate Management and the Building Owners and Managers Association.


Terms of Office

     The officers of the Company are elected annually by the Board of Trustees at a meeting held preceding each annual meeting of shareholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Trustees may be removed by the Board of Trustees whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Executive Compensation

     Compensation Committee Interlocks And Insider Participation On Compensation Decisions

     During 1997, the Company's Compensation Committee of the Board of Trustees consisted of Thomas J. Hynes, Jr., Leonard M. Riggs, Jr., and Lawrence A Wilson, all being Independent Trustees. None of such persons had any relationships requiring disclosure under applicable rules and regulations. The Company did not have a policy during 1997 prohibiting its executive officers from participating in deliberation of the Board of Trustees regarding executive compensation. Consequently, Messrs. Prentiss and August, who are also trustees of the Company, were present during and participating in the deliberations of the Board of Trustees regarding executive compensation during 1997. However, Messrs. Prentiss and August did not vote with respect to such actions by the Trustees and the Compensation Committee.


     Compensation Committee Report On Executive Compensation

     To the Board of Trustees of Prentiss Properties Trust:

     The Compensation Committee is responsible for establishing and administering compensation policies, establishing salaries of and awarding performance-based bonuses to the Company's executive officers, and determining awards of restricted shares and grants of share options under the Company's stock plans. The Compensation Committee's policy is to devise and implement compensation for the Company's officers and employees which shall be commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies which are deemed by the Compensation Committee to be comparable to the Company. The Compensation Committee of the Board of Trustees is comprised of Messrs. Hynes, Riggs and Wilson. None of the members of the Compensation Committee is an employee or officer of the Company.

     Base Compensation and Bonuses

     Pursuant to the directive of the Compensation Committee and the Trustees of the Company, the compensation of the executive officers for 1997 was established as follows:


               Executive Officer                      Annual Base Salary
               -----------------                      ------------------

Michael V. Prentiss, Chairman of the Board, Trustee, and CEO     $225,000  (1)

Thomas F. August, President and COO                               200,000  (1)

Richard J. Bartel, Executive Vice President                       166,400  (2)

Mark R. Doran, Executive Vice President and CFO                   156,000  (1)

Lawrence J. Krueger, Executive Vice President                     166,400  (3)

-----------------------
(1) The base salary for Messrs. Prentiss, August and Doran is paid by the Partnership.
(2) The base salary for Mr. Bartel is split between the Partnership and the Manager.
(3)  The base salary for Mr. Krueger is paid by the Manager.


     The Compensation Committee will determine annually a bonus plan for the Company's officers, with any future share bonus awards to be issued to the executive officers through the 1996 Plan.


     Share Options Under the 1996 Plan

     The Compensation Committee approved the grant of share options to the following executive officers pursuant to the 1996 Plan, as follows:


Executive Officer                                                Number of Shares Subject to Options
-----------------                                                -----------------------------------
                                                                      1996               1997
                                                                     Awards             Awards
                                                                     ------             ------
Michael V. Prentiss, Chairman of the Board, Trustee, and CEO        386,762             200,000

Thomas F. August, President and COO                                 173,944             150,000

Richard J. Bartel, Executive Vice President                          85,000                  --

Mark R. Doran, Executive Vice President and CFO                      75,000                  --

Lawrence J. Krueger, Executive Vice President                       125,000                  --

     The 1996 Award options vest with each officer at the rate of 33 1/3% per year over a three-year period commencing on the date of grant. The exercise price for each option is $20.00 for the options granted on October 16, 1996, and $23.375 for the options granted on December 17, 1996, which represent the price of the Common Shares in the Company's initial public offering (the "IPO") Offering Price for the share options granted at October 16, 1996, and the closing price for the Common Shares on the New York Stock Exchange on December 17, 1996, the effective date of the second grant.

     The 1997 Award options were granted on May 6, 1997, for Messrs. Prentiss and August and vest at the rate of 33 1/3% per year over a three-year period commencing on the third anniversary of the date the date of grant. The exercise price for each option is $23.625 which represents the closing price for the Common Shares on the New York Stock Exchange on May 6, 1997, the effective date of the grant.

     Subsequent to year end, on February 6, 1998, Mr. Wiberg, Executive Vice President and Managing Director of the Mid-Atlantic and Southeast Regions, was granted 50,000 options to purchase shares which vest at the rate of 33 1/3% per year over a three-year period commencing on the date of grant. The exercise price is $27.3125 which represents the closing price for the Common Shares on the New York Stock Exchange on February 6, 1998, the effective date of grant.

     To date, none of the above-referenced options have been exercised. The Compensation Committee may also award shares of restricted shares, performance shares or stock appreciation rights ("SARs") to the Company's executive officers pursuant to the 1996 Plan. To date, no such awards have been made.

     CEO and COO Compensation

     In determining the appropriate compensation for the Company's chief executive and chief operating officers, the Compensation Committee is guided by the Company's performance, competitive practices, and the Compensation Committee's policy, as discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. Appropriate adjustments in the compensation of the Company's chief executive and chief operating officers are considered concurrently with similar adjustments made for the Company's other executive officers.

     Messrs. Prentiss' and August's compensation was adjusted to $225,000 and $200,000 respectively in 1997 for 1997. In addition, each received bonuses in March 1998 for the 1997 year of $235,913 and $209,700, respectively. No bonuses were paid in 1997 for 1996 or 1997. In determining these amounts, the Compensation Committee reviewed cash compensation levels for executive officers of other publicly traded REITs with approximately comparable levels of capitalization as the Company and for various other REITs as reported by the National Association of Real Estate Investment Trust's annual Study of Executive Compensation, prepared by FPL Associates, an independent executive compensation consulting firm based in Chicago, Illinois.

     This report has been furnished by the members of the Compensation
Committee.


                                                Thomas J. Hynes, Jr.
                                                Leonard J. Riggs, Jr.
                                                Lawrence A. Wilson



     Summary Compensation Table

     The following table sets forth the cash compensation paid during the fiscal years ending December 31, 1996 and 1997.

                                                   Annual Compensation                     Long-Term Compensation
                                     -------------------------------------------   ---------------------------------------
                                                                                                Securities
                                                                    Other Annual   Restricted   Underlying     All Other
                                                                    Compensation      Stock      Options,    Compensation
Name and Principal Position          Year   Salary($)(1) Bonus(1)       ($)         Awards ($)    SARs (#)      ($)(2)
---------------------------          ----   ------------ --------   -----------    ----------    --------    -------------
Michael V. Prentiss, Chairman of     1997      $209,683    None        $10,000         None      200,000         None
      the Board, Trustee, and CEO    1996        35,014    None         5,283          None      386,762         None

Thomas F. August, President and      1997       191,490    None          None          None      150,000         None
      COO                            1996        34,041    None          None          None      173,944         None

Richard J. Bartel,  Executive Vice
      President                      1997       167,030   $13,600       14,250         None      None            None
                                     1996        31,123    None          None          None      85,000          None
Mark R. Doran, Executive
      Vice President and CFO         1997       155,000   17,000        3,000          None      None            None
                                     1996        29,178    None          None          None      75,000          None
Lawrence J. Krueger, Executive
      Vice President                 1997       170,013   12,750        5,000          None      None            None
                                     1996        31,123    None          None          None      125,000         None

(1) Bonuses represent amounts paid in 1997. The Company historically pays bonuses each March for the prior year.
(2) The executive officers, receive health and disability insurance benefits which do not exceed 10% of their respective salaries. These benefits are also provided to all other employees of the Company.

     Option Grants and Exercises

     The following table sets forth information regarding grants of share options to the Company's executive officers during the 1997 fiscal year. The options were granted pursuant to the Company's 1996 Plan, which is described under Proposal Two. No SARs were granted during the 1997 fiscal year.

                                                                                                     Potential Realizable Value at
                                                                                                     Assumed Annual Rate of Share
                                                                                                     Price Appreciation for Option
                                       Individual Grants                                                          Term
                    ------------------------------------------------------------------------------   ------------------------------
                    Number of
                    Securities
                    Underlying                  Options        Exercise  Market Price
                      Options     % of         Granted to      or Base     on Date of
                      Granted     Options      Employee in      Price       Grant       Expiration
Name                    (#)      Granted(1)    Fiscal Year    ($/share)   ($/share)       Date      0% ($)    5% ($)     10% ($)
----                    ---      ----------   -------------  -----------  ---------     ---------   ------    ------     -------
Michael V. Prentiss   200,000       50.0%        200,000      $23.625       $23.625     05/06/07      0      2,971,527  7,530,433

Thomas F. August      150,000       37.5%        150,000      $23.625       $23.625     05/06/07      0      2,228,645  5,647,825

(1) Represents the percentage of options granted to all employees during the year.

     The following table sets forth certain information regarding the exercise of stock options during the last completed year and the fiscal year-end value of unexercised options. No options were exercised in 1997.

                                                                                             Value of Unexercised Options at
                               Shares                   Number of Securities Underlying                 Year End
                              Acquired     Value        Unexercised Options at Year End      -------------------------------
           Name              on Exercise  Realized    Exercisable         Unexercisable       Exercisable     Unexercisable
---------------------------  -----------  --------  ----------------  ---------------------  --------------  ---------------
Michael V. Prentiss                                          128,921                257,841      $1,023,310       $2,046,613
Michael V. Prentiss                                                -                200,000               -          862,500
Thomas F. August                                              57,981                115,963         460,224          920,456
Thomas F. August                                                   -                150,000               -          646,875
Richard J. Bartel                                             25,000                 50,000         198,438          396,875
Richard J. Bartel                                              3,333                  6,667          15,207           30,418
Mark R. Doran                                                 16,667                 33,333         132,294          264,581
Mark R. Doran                                                  8,333                 16,667          38,019           76,043
Dennis J. DuBois                                              13,122                 26,244         104,156          208,312
Dennis J. DuBois                                               8,333                 16,667          38,019           76,043
Lawrence J. Krueger                                           25,000                 50,000         198,438          396,875
Lawrence J. Krueger                                           16,667                 33,333          76,043          152,082

     Savings Plan

     The Company, the Operating Partnership and designated subsidiaries, including the Manager (each, a "Participating Employer"), have adopted, the Employee Savings Plan & Trust (the "401(k) Plan") of PPL, which was originally adopted in 1987. Prior service with PPL is credited in full as service with the Company or a Participating Employer for all purposes under the 401(k) Plan, including eligibility and vesting.

     Each employee of the Company and a Participating Employer may enroll in the 401(k) Plan on March 1, June 1, September 1, and December 1 after completing one year and 1,000 hours of service and attaining age 21 (an enrolled employee is a "Plan Participant"). Plan Participants are immediately vested in their pre-tax and after-tax contributions, matching and discretionary Company contributions, and earnings thereon.

     The 401(k) Plan permits each Plan Participant to elect to defer up to 15% of base compensation, subject to the annual statutory limitation ($9,500 for 1997 and 1996) prescribed by Section 402(g) of the Code, on a pre-tax basis. Plan Participants may also elect to make an after-tax contribution of up to 8% of their base compensation. The Company and the Participating Employers will make matching contributions equal to 25% of amounts deferred up to 6% of the Participant's compensation.

     Share Purchase Plan

     The Company has adopted a "Share Purchase Plan." Under the Share Purchase Plan, employees of the Company, the Operating Partnership, and designated subsidiaries, including the Manager, will be able to purchase Common Shares directly from the Company at a 15% discount to the then-current market value at the date of purchase. Purchases may be made by any employee with more than one full year of continuous employment on the last business day each of June and December. An employee's purchases, on an annual basis, under the Share Purchase Plan will be limited to the lesser of 15% of the employee's base salary or $25,000. The maximum number of Common Shares that may be purchased under the Share Purchase Plan is 500,000. Employees who participate in the plan described in the preceding sentence will recognize income, and the Company will be allowed a business expense deduction, equal to the discount at the time of a purchase.


Employment Agreements

     Messrs. Prentiss and August entered into employment agreements with the Company on October 22, 1996. These agreements were amended (effective January 1, 1998) by the Compensation Committee of the Board of Trustees. Each agreement (as amended) is for an initial term of three years, which will be automatically renewed for successive one-year periods unless otherwise terminated. The agreements provide for base annual compensation (as set forth in "--Executive Compensation" above) and incentive compensation to be determined by the Compensation Committee. Each employment agreement provides that the Compensation Committee may approve increases in the base salaries. Each of the employment agreements provides for certain severance payments in the event of a change in control of the Company, disability or termination by the Company without cause or by the employee with cause. No other employee of the Company is employed pursuant to an employment agreement.

     The terms of Messrs. Prentiss' and August's employment agreements require that Messrs. Prentiss and August devote substantially all of their business time to the affairs of the Company. These agreements also, subject to certain exceptions, prohibit them from engaging, directly or indirectly, during the term of their employment or the Noncompetition Period (as defined below), in any activity anywhere in the U.S. that competes with the Company (the "Competitive Activities"). These provisions of each employment agreement survive the termination of such agreement until the expiration of the Noncompetition Period. The "Noncompetition Period" is the period beginning on the date of the termination of employment with the Company and ending on the second anniversary of such date.

     Mr. DuBois entered into a noncompetition agreement with the Company that, subject to certain limited exceptions, prohibits him from engaging, directly or indirectly, in Competitive Activities in the Southeastern U.S. and the Southwestern U.S., respectively, during the Noncompetition Period. In the event of an involuntary termination of Mr. DuBois' employment, the agreement does not prohibit him from engaging in Competitive Activities, but, during the Noncompetition Period, does prohibit him from (i) soliciting any employee of the Company to leave his or her job and (ii) soliciting any client or identified potential client of the Company during the Noncompetition Period.

Certain Relationships and Related Transactions

     Share Exchange and Merger Transactions

     In connection with the Company's IPO, certain entities affiliated with the Company (the "Merged Entities") received Units in exchange for certain assets they contributed to the Operating Partnership. In February 1998 (i) the Merged Entities distributed 113,500 Units to certain employees of the Merged Entities (the "Merged Entity Employees"), (ii) the Company issued 2,432,541 Common Shares in exchange for all of the capital stock of the Merged Entities to the owners of the Merged Entities (the "Merged Entity Owners," which include Messrs. Prentiss, August and Bartel), and (iii) the Merged Entity Employees redeemed their 113,500 Units in exchange for an equal number of Common Shares. These transactions were approved by all of the Independent Trustees. The Common Shares issued to the Merged Entity Owners and Merged Entity Employees are "restricted," and the Company has agreed to register those Common Shares under the Securities Act after October 22, 1998. The Merged Entity Employees either are employees of the Company or have been employees of the Company within the past three years.

     Sharing of Offices and Employees

     The Company shares executive offices and certain employees with the Manager. Each company bears its share of costs including allocable portions of rent, salaries, office expenses, employee benefits and various fixtures and equipment. To the extent that services are provided between the companies, such services are charged at cost plus a mark up of 15%. The total of the mark up paid by the Company from January 1, 1997 throughout December 31, 1997 totaled $195,000.

     There are no family relationships among any of the Trustees or executive officers of the Company. Except as described above, none of the Company's Trustees hold trusteeships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or pursuant to Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. There are no arrangements or understandings between any Trustee or officer and any other person pursuant to which that Trustee was nominated or officer was selected.

                               Performance Graph

     The following graph compares the change in shareholder return on the Company's Common Shares for the period October 22, 1996, which was the first day the Company's Common Shares traded on the New York Stock Exchange, through December 31, 1997, with the changes in the Standard & Poor's 500 Stock Index (the "S&P 500 Index"), the SNL Securities Office/Industrial REIT Index (the "SNL Office/Industrial REIT Index") and the National Association of Real Estate Investment Trusts Equity Index (the "NAREIT Equity Index") for the same period, assuming a base share price of $100 for the Common Shares and each index for comparative purposes. Total return equals appreciation in share price plus dividends paid, and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

                        Prentiss Properties Trust Inc.

                           Total Return Performance

                              [PERFORMANCE GRAPH]

                                                                    Period Ending
                                            -----------------------------------------------------------
Index                                          10/16/96   12/31/96  3/31/97  6/30/97  9/30/97  12/31/97
-------------------------------------------------------------------------------------------------------
Prentiss Properties Trust Inc.                 100.00     126.57    130.30   133.72   152.77    149.98
S&P 500                                        100.00     105.54    108.37   127.29   136.83    140.77
SNL Office/Industrial REITs                    100.00     119.60    121.88   124.40   146.67    150.15
NAREIT All Equity REIT Index                   100.00     117.06    117.87   123.73   138.35    140.77

           COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires officers and Trustees, and persons who beneficially own more than ten percent (10%) of the Company's shares, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Trustees and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies furnished to the Company and representations from the officers and Trustees, the Company believes that all
Section 16(a) filing requirements for the year ended December 31, 1996 applicable to its officers, Trustees and greater than ten percent (10%) beneficial owners were satisfied.

     Based on written representations from the officers and Trustees, the Company believes that no Forms 5 for Trustees, officers and greater than ten percent (10%) beneficial owners were required to be filed with the SEC for the period ended December 31, 1997.


                     PROPOSAL TWO - AMENDMENT TO 1996 PLAN

Increase Maximum Share Authorization from 2,980,000 Shares to 4,500,000 Shares

     The Board of Trustees proposes that the shareholders approve an increase in the maximum number of Common Shares issuable under the 1996 Plan from 2,980,000 to 4,500,000.

     The Board believes that share options and other share-based awards play an important role in the success of the Company and that this role must increase if the Company is to continue to attract, motivate and retain the caliber of Trustees, officers and other employees necessary to the Company's future growth and success. The Board has determined that there are not sufficient Common Shares currently available for grant under the 1996 Plan to meet these goals. Accordingly, the Board of Trustees has determined, subject to shareholder approval, to increase the number of Common Shares available under the 1996 Plan to 4,500,000. The benefits or amounts that may be allocated to specific Participants (as defined herein) as a result of this Amendment are not determinable, nor would the Amendment to the 1996 Plan, if in effect prior to the distributions for 1997, have had a determinable effect to the distributions pursuant to the Plan in 1997.

     The following paragraphs summarize the material features of the 1996 Plan. The summary is subject, in all respects, to the terms of the 1996 Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the 1996 Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Prentiss Properties Trust, 3890 W. Northwest Highway, Suite 400, Dallas, Texas, 75220, Attention: Corporate Secretary.

Summary of the 1996 Plan

     Prior to the Company's initial public offering, the Board of Trustees adopted, and the sole shareholder of the Company approved, the 1996 Plan for the purpose of attracting and retaining executive officers, Trustees and employees. The 1996 Plan is administered by the Compensation Committee of the Board of Trustees, or its delegate. The Compensation Committee may not delegate its authority with respect to grants and awards to individuals subject to
Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

     Officers and other employees of the Company, the Operating Partnership and designated subsidiaries, including the Manager, generally will be eligible to participate in the 1996 Plan. The Administrator selects the individuals who will participate in the 1996 Plan (the "Participants"). No Participant may be granted, in any calendar year, options that cover more than 390,000 common shares or SARs that cover more than 390,000 Common Shares. Options granted with tandem SARs shall be treated as a single award for purposes of applying the limitation in the preceding sentence. No Participant may be issued, in any calendar year, more than 50,000 Common Shares pursuant to an award of Restricted Shares (defined below) or Performance Shares (defined below).

     The 1996 Plan currently authorizes the issuance of up to 2,980,000 Common Shares. The Plan provides for the grant of (i) share options not intended to qualify as incentive share options under Section 422 of the Code, (ii) Performance Shares, (iii) SARs, issued alone or in tandem with options, (iv) Restricted Shares, which are contingent upon the attainment of performance goals or subject to vesting requirements or other restrictions and (v) incentive awards. The Administrator shall prescribe the conditions which must occur for Restricted Shares to vest or for Performance Shares to vest and incentive awards to be earned.

     In connection with the grant of options under the 1996 Plan, the Administrator will determine the option exercise period and any vesting requirements. An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A Participant will have no rights as a shareholder with respect to Common Shares subject to his or her option until the option is exercised. To the extent an option has not become exercisable at the time of a Participant's termination of employment, it will be forfeited unless the Administrator exercises its discretion to accelerate vesting for the Participant. If a Participant is terminated due to dishonesty or similar reasons, all unexercised options, whether vested or unvested, will be forfeited. Any Common Shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the 1996 Plan. The exercise price of options granted under the 1996 Plan may not be less than the fair market value of the Common Shares on the date of grant. Payment of the exercise price of an option granted under the 1996 Plan may be made in cash, cash equivalents acceptable to the Compensation Committee or, if permitted by the option agreement, by exchanging Common Shares having a fair market value equal to the option exercise price.

     On the effective date of the IPO, options for 1,291,439 Common Shares were granted to employees and officers, including the officers named in "Executive Compensation" above, at an exercise price equal to $20.00. On November 4, 1996, the Board of Trustees authorized the grant of 1,500 options to employees with ten or more years of service with the Company of which 37,500 were granted at an exercise price equal to $20.625 per share through December 31, 1996. On December 17, 1996, the Board of Trustees authorized the grant of 395,000 options in total to various officers and employees at an exercise price equal to $23.375 per share. On May 6, 1997, the Board of Trustees authorized the grant of 350,000 options in total to the Chairman and President of the Company (as shown herein above) at an exercise price equal to $23.625 per share. On October 22, 1997, the Board of Trustees authorized the grant of 249,999 options in total to three officers who were the Sellers of the Terramics portfolio and joined the Company at the closing of such acquisition, at an exercise price equal to $27.0625.

Option Grants

         The following table sets forth information regarding grants of share options to the Company's executive officers outstanding as of December 31, 1997, pursuant to the Company's 1996 Plan. No SARs have been granted. As of March 19, 1998 the last trading price per share for the Common Shares was $25.4375.

                                                                                                  Potential Realizable Value at
                                                                                                   Assumed Annual Rate of Share
                                                                                                  Price Appreciation for Option
                                                      Individual Grants                                       Term
                      --------------------------------------------------------------------------  -----------------------------
                      Number of                 Options
                      Securities               Granted to    Exercise    Market Price
                      Underlying     % of      Employee      or Base      on Date of
                       Options     Options     in Fiscal      Price         Grant     Expiration
     Name              Granted    Granted(1)     Year        $/share)     ($/share)      Date      0% ($)    5% ($)     10% ($)
     ----              -------    ----------   ---------     ---------    ----------  ----------   ------   -------     -------
Michael V. Prentiss    386,762      N/A         386,762        $20.00       $20.00     10/16/06       0    4,864,651  12,327,961
Michael V. Prentiss    200,000      N/A         200,000       $23.625      $23.625     05/06/07       0    2,971,527   7,530,433
Thomas F. August       173,944      N/A         173,944        $20.00       $20.00     10/16/06       0    2,187,833   5,544,430
Thomas F. August       150,000      N/A         150,000       $23.625      $23.625     05/06/07       0    2,228,645   5,647,825
Richard J. Bartel       75,000      N/A          75,000        $20.00       $20.00     10/16/06       0      943,335   2,390,610
Richard J. Bartel       10,000      N/A          10,000       $23.375      $23.375     12/17/06       0      147,003     372,537
Mark R. Doran           50,000      N/A          50,000        $20.00       $20.00     10/16/06       0      628,890   1,593,740
Mark R. Doran           25,000      N/A          25,000       $23.375      $23.375     12/17/06       0      367,508     931,342
Dennis J. DuBois        39,366      N/A          39,366        $20.00       $20.00     10/16/06       0      495,138   1,254,783
Dennis J. DuBois        25,000      N/A          25,000       $23.375      $23.375     12/17/06       0      367,508     931,342
Lawrence J. Krueger     75,000      N/A          75,000        $20.00       $20.00     10/16/06       0      943,335   2,390,610
Lawrence J. Krueger     50,000      N/A          50,000       $23.375      $23.375     12/17/06       0      735,015   1,862,684

(1) Represents the percentage of options granted to all employees during the year.

     No option, SAR, Restricted Shares, incentive award or Performance Shares may be granted under the 1996 Plan after December 31, 2006. The Board may amend or terminate the 1996 Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially (i) increases the number of shares that may be issued under the 1996 Plan (other than an adjustment or automatic increase described above); (ii) changes the eligibility requirements; or (iii) increases the benefits that may be provided under the 1996 Plan. No amendment will affect a Participant's outstanding award without the Participant's consent.


       THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF
                                                           ---
                                 PROPOSAL TWO.

                PROPOSAL THREE - AMENDMENT OF THE TRUSTEES' PLAN

Proposal to Amend the Trustees' Plan to Increase the Annual Compensation to Independent Trustees from $10,000 per year paid in Common Shares, to $20,000 per year, paid in Common Shares and to Provide for the Annual Grant to the Independent Trustees of 5,000 Options to Purchase Common Shares.

     The Board of Trustees proposes that the shareholders approve an amendment to the Trustees' Plan (i) to increase the annual compensation payable to the Independent Trustees under the Trustees' Plan from $10,000 per year, paid in Common Shares, to $20,000 per year paid in Common Shares and (ii) to provide for the annual grant to the Independent Trustees of 5,000 options to purchase Common Shares. The text of the proposed amendment is attached hereto as Annex A.

     The Board believes that increase in annual compensation is necessary to maintain a competitive package of compensation for its Independent Trustees and that the payment of that increase in the form of Common Shares and additional options to purchase Common Shares further align the interests of the Independent Trustees with the interests of the holders of the Company's Common Shares.

     The following paragraphs summarize the material features of the Trustees' Plan. The summary is subject, in all respects, to the terms of the Trustees' Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the Trustees' Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Prentiss Properties Trust, 3890 W. Northwest Highway, Suite 400, Dallas, Texas, 75220,
Attention:  Corporate Secretary.

Summary of the Trustees' Plan

     The Company pays its Trustees who are not officers of the Company fees for their services as trustees. Currently, each such Trustee will receive annual compensation of $10,000 in Common Shares payable quarterly and a fee of $1,250 plus expenses for attendance in person at each meeting of the Board of Trustees, $250 for each telephonic meeting of the Board of Trustees and $500 for each committee meeting attended. In addition, each such Trustee received options under the 1996 Trustees' Share Incentive Plan (the "Trustees' Plan") to purchase 10,000 Common Shares at an exercise price equal to the initial public offering price of the Offering, which options will vest in equal installments over a four-year period on the anniversary of the date of grant.

     If this Proposal Three is approved, beginning in 1998, each Independent Trustee will receive annual compensation of $20,000 payable quarterly in Common Shares and a fee of $1,250, plus expenses for attendance in person at each meeting of the Board of Trustees, $250 for each telephonic meeting of the Board and $500 for each committee meeting attended. In addition, each Independent Trustee will receive options to purchase 5,000 Common Shares at an exercise price equal to the closing price on the date of grant.

     Officers of the Company who are Trustees will not be paid any trustee fees. For 1997 the Independent Trustees received the following compensation in shares and cash:

     Trustee                      Compensation
     -------                      ------------

     Thomas J. Hynes, Jr.           $17,738.75
     Barry J.C. Parker              $17,738.75
     Dr. Leonard M. Riggs, Jr.      $17,988.75
     Ronald G. Steinhart            $16,488.75
     Lawrence A. Wilson             $17,738.75


     The Trustees' Plan also provides that each Independent Trustee who was a member of the Board of Trustees on the effective date of the IPO (a "Founding Trustee") was granted an option for 10,000 Common Shares at an exercise price equal to the price to public in the IPO, $20.00. Each Independent Trustee who is not a Founding Trustee will receive an option for 10,000 Common Shares on the date of the first Board of Trustees meeting following the annual meeting of shareholders at which the Independent Trustee is first elected to the Board of Trustees; provided, however, that an Independent Trustee (other than a Founding Trustee) who is first elected or appointed to the Board of Trustees other than at an annual meeting of shareholders shall receive an option for 10,000 Common Shares on the date of such election or appointment. The exercise price of options granted in accordance with the preceding sentence shall be the fair market value of a Common Share on the date of grant. The exercise price of options granted under the Trustees' Plan may be paid in cash, acceptable cash equivalents, Common Shares or a combination thereof. Options issued under the Trustees' Plan are exercisable for ten years from the date of grant.

     An option granted under the Trustees' Plan shall become exercisable for 2,500 shares on each of the first through fourth anniversaries of the date of grant, provided that Trustee is a member of the Board of Trustees on such anniversary date. To the extent an option has become exercisable under the Trustees' Plan, it may be exercised whether or not the Trustee is a member of the Board on the date or dates of exercise. An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A Trustee will have no rights as a shareholder with respect to Common Shares subject to his or her option until the option is exercised.

     The Trustees' Plan provides that the Board of Trustees may amend or terminate the Trustees' Plan, but the Trustees' Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. An amendment will not become effective without shareholder approval if the amendment materially changes the eligibility requirements or increases the benefits that may be provided under the Trustees' Plan. No options for Common Shares may be granted and no Common Shares may be awarded under the Trustees' Plan after December 31, 2002.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF
                                                         ---
                                PROPOSAL THREE.


                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The Board of Trustees will provide for presentation of proposals by shareholders at the 1999 annual meeting of shareholders, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding shareholder proposals, and the Company's By-Laws, a copy of which is available upon written request from the Secretary of the Company. Shareholder proposals intended to be submitted for presentation at the 1999 annual meeting of shareholders of the Company must be in writing and must be received by the Company at its executive offices on or before December 1, 1998, for inclusion in the Company's proxy statement and the form of proxy relating to the 1999 annual meeting; provided, however, that if the 1999 annual meeting is advanced by more than 30 days or delayed for more than 60 days from the date of the first anniversary of the 1998 annual meeting, such written notice must be received by the Company no earlier than the 90th day prior to the date of the 1999 annual meeting and no later than the later of the 60th day prior to such meeting or the tenth day after the first public announcement of the date of such meeting.


               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand, L.L.P. has served as auditors for the Company and its subsidiaries for the year ended December 31, 1997 and will continue to so serve for the year ending December 31, 1998 until and unless changed by action of the Board of Trustees.

     A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Trustees knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

     The Company will furnish to each beneficial owner of Common Shares entitled to vote at the Annual Meeting, upon written request to Thomas F. August, the Company's President and Chief Operating Officer, at 3890 W. Northwest Highway, Suite 400, Dallas, Texas, 75220, telephone (214) 654-0886, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including the financial statements and financial statement schedules filed by the Company with the SEC.



                                        BY ORDER OF THE BOARD OF TRUSTEES


                                        MICHAEL V. PRENTISS,
                                        Chairman of the Board and Chief
                                          Executive Officer
March 31, 1998

                                    Annex A
                                    -------

                            FIRST AMENDMENT TO THE
                       TRUSTEES' SHARE INCENTIVE PLAN OF
                           PRENTISS PROPERTIES TRUST


     The Trustees' Share Incentive Plan of Prentiss Properties Trust shall be amended as follows:

     1. Article V, Section 5.01 shall be struck, and the following shall be inserted in its place:

     5.01  Grants.  On each Quarterly Award Date, each Participant will be
     ----  ------
     awarded a whole number of Shares having an aggregate Fair Market Value on that date as nearly as possible equals, but does not exceed, $5,000.

     2. Article IV shall be amended to add a new Section 4.09, which shall provide as follows :

     4.09  Annual Grant.  Annually, on a date to be set by the Committee, the
           ------------
     Company shall distribute to the Participants an Option to purchase 5,000 Shares, which Option shall be immediately exercisable.

--------------------------------------------------------------------------------
                                                                            0231

[X] Please mark your
    votes as in this
    example.

    This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1, 2 and 3.

--------------------------------------------------------------------------------
   The Board of Trustees recommends a vote FOR such nominee, FOR amendment to the 1996 Share Incentive Plan and FOR amendment to the Trustees' Plan.
--------------------------------------------------------------------------------

                                   FOR           WITHHELD
1. Election of                     [_]             [_]
   Trustees (see
   reverse)

For, except vote withheld from the following nominee(s):


------------------------------------------------------------

                                   FOR           AGAINST            ABSTAIN
2. Amendment to the 1996 Share     [_]             [_]                [_]
   Incentive Plan

3. Amendment to the Trustees'      [_]             [_]                [_]
   Plan

--------------------------------------------------------------------------------

NOTE: Please sign exactly as name appears hereon, Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-----------------------------------

-----------------------------------
   SIGNATURE(S)           DATE

--------------------------------------------------------------------------------

                           PRENTISS PROPERTIES TRUST

       Proxy Solicited on Behalf of the Board of Trustees of the Company
                     for the Annual Meeting on May 5, 1998

The undersigned hereby constitutes and appoint Gregory S. Imhoff, Secretary and
J. Kevan Dilbeck, General Counsel and each of them (the "Proxy Committee"), his or her true and lawful agents and proxies, with full power of substitution in each to represent the undersigned at the annual meeting of shareholders of Prentiss Properties Trust to be held at the Embassy Suites Hotel, 3880 W. Northwest Highway, Dallas, Texas, 75220, on Tuesday, May 5, 1998, and at any adjournments thereof, on all matters coming before said meeting. Receipt of the notice of the meeting and the proxy statement, both dated March 31, 1998, is acknowledged. The following items of business will be considered at the aforesaid annual meeting.

1. Election of Three Trustee Nominees:

   Dr. Leonard M. Riggs, Jr., Ronald G. Steinhart, Thomas F. August

2. Approve the amendment to the Company's 1996 Share Incentive Plan to increase the number of the Company's Common Shares, $0.01 par value per share subject to issuance under the plan by 1,520,000 Shares.

3. Approve the amendment to the Company's Trustees' Share Incentive Plan to increase the annual compensation to Independent Trustees from $10,000 per year paid in Common Shares to $20,000 per year paid in Common Shares and to provide for the annual grant to the Independent Trustees of 5,000 options to purchase Common Shares.

You are encouraged to specify your choice by marking the appropriate boxes. (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Trustee's recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card. Action taken pursuant to this proxy card will be effective as to all the shares (whether common or preferred, and if preferred, of any class or series) that you own.

--------------------------------------------------------------------------------